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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-222872 on Form S-4 of Archrock, Inc. of our reports dated February 22, 2018, relating to the consolidated financial statements and financial statement schedule of Archrock Partners, L.P. and subsidiaries (the "Partnership"), and the effectiveness of the Partnership's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Archrock Partners, L.P. for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 19, 2018

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM